EXHIBIT 5.1

                       Opinion of McDermott, Will & Emery



July 15, 2002


Vsource, Inc.
16875 West Bernardo Drive, Suite 250
San Diego, CA  92127

Re:  Registration  Statement  on  Form  S-3

Ladies  and  Gentlemen:

     We have examined the Pre-Effective Amendment No. 4 to Form S-3 Registration Statement filed by Vsource, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on July 15, 2002, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,351,673 shares of the Company's Common Stock, subject to increase as described in the Registration Statement (the "Shares"). The Shares are to be sold to the public by certain security holders as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the transfer of the Shares.

     In rendering this opinion, we have assumed, with your consent, that all Shares when issued will be evidenced by appropriate certificates that have been properly executed and delivered, and that the exercise price for all shares of Common Stock to be issued upon the exercise of all warrants and options will be paid upon exercise.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the transfer of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when transferred in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the Nevada General Corporation Law. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



Very  truly  yours,

/s/  McDERMOTT, WILL & EMERY